Riviera Holdings Corporation
April 27, 2007


                                    Wachovia



April 27, 2007


Riviera Holdings Corporation
2901 Las Vegas Blvd. South
Las Vegas, Nevada 89109

Attention: Executive Vice President of Finance

         RE: $245,000,000 Senior Secured Credit Facilities


Ladies and Gentlemen:

         We understand that Riviera Holdings Corporation, a Nevada corporation (the "Borrower"), proposes to enter into senior secured credit facilities with certain financial institutions (the "Lenders") having substantially the terms set forth in the summary of preliminary indicative terms and conditions attached hereto as Exhibit A (the "Term Sheet") for an aggregate principal amount of up to $245.0 million (the "Senior Credit Facilities"). The Senior Credit Facilities shall be comprised of (a) a revolving credit facility (the "Revolver") of up to $20.0 million and (b) a term loan B facility (the "Term Loan") of up to $225.0 million. We understand that the proceeds of the Senior Credit Facilities will be used to (a) pay any costs, fees and expenses in connection with the Senior Credit Facilities, (b) refinance certain existing indebtedness of the Borrower and its subsidiaries, including, without limitation, those certain 11% Senior Notes due June 15, 2010 in an original principal amount of $215,000,000 (the "Senior Notes") and any applicable call premium, and (c) provide for the working capital and general corporate requirements of the Borrower and its subsidiaries. The Senior Credit Facilities and the other transactions described herein are hereinafter referred to collectively as the "Transactions".

         Based upon and subject to the foregoing and to the terms and conditions set forth in this Commitment Letter (the "Commitment Letter") and in the Term Sheet, Wachovia Bank, National Association ("Wachovia") is pleased to confirm its commitment (the "Commitment") to provide up to $20.0 million of the Senior Credit Facilities to the Borrower and to use its best efforts to secure commitments from additional lenders for the remaining portion of the Senior Credit Facilities. Wachovia's obligation to provide its Commitment is subject to the following: (a) the Borrower's written acceptance of a letter from Wachovia and Wachovia Capital Markets, LLC ("WCM") to the Borrower of even date herewith (the "Fee Letter") pursuant to which the Borrower agrees to pay to Wachovia and WCM certain fees in connection with the Senior Credit Facilities as more particularly set forth therein, (b) completion by Wachovia of its business, financial, collateral, environmental and legal due diligence on the Borrower and its subsidiaries in all respects satisfactory to Wachovia and receipt of credit approval, (c) completion of a definitive credit agreement and related documentation for the Senior Credit Facilities consistent with the Term Sheet and otherwise reasonably satisfactory to Wachovia, (d) compliance with all applicable laws and regulations (including compliance of this Commitment Letter and the Transactions with all applicable federal banking laws, rules and regulations), (e) the receipt by WCM of commitments (including Wachovia's Commitment) equaling or exceeding the aggregate amount of the Senior Credit

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Facilities, (f) the determination by Wachovia and WCM that, prior to and during the primary syndication of the Senior Credit Facilities, there shall have been no competing issuance of debt, securities or commercial bank or other credit facilities of the Borrower or any of its subsidiaries being offered, placed or arranged for purposes of consummating the Transactions, without the prior written consent of Wachovia and WCM and (g) the satisfaction of all other conditions described herein, in the Term Sheet and in such definitive credit documentation. Further, Wachovia's Commitment is subject to there not having occurred any event that has, or could be reasonably expected to have, a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries.

         It is agreed that Wachovia will act as the administrative agent (the "Administrative Agent") for the Lenders under the Senior Credit Facilities. WCM will serve as sole lead arranger and sole book runner of the syndication effort for the Senior Credit Facilities. In connection with such syndication effort, Wachovia and WCM, in consultation with the Borrower, will manage all aspects of the syndication, including, without limitation, making decisions as to the selection and number of institutions to be approached and when such institutions will be approached, when commitments will be accepted, which institutions will participate, the allocations of commitments among syndicate Lenders and the amount and distribution of fees payable to syndicate Lenders.

         Wachovia reserves the right, prior to or after the execution of definitive documentation with respect to the Senior Credit Facilities, and as part of any syndication thereof or otherwise, to arrange for the assignment of all or a portion of the Commitment to one or more financial institutions that will become Lenders and be party to such definitive documentation. In addition, in connection with any such syndication, the Borrower acknowledges that Wachovia and WCM may allocate a portion of the fees payable under the Fee Letter to such other Lenders. It is agreed, however, that no Lender will receive compensation from or on behalf of the Borrower or any of its Subsidiaries outside the terms contained herein and in the Fee Letter in order to provide its commitment to participate in the Senior Credit Facilities.

         The Borrower understands that Wachovia and WCM intend to commence the syndication efforts immediately and intend to complete the syndication prior to the closing date of the Senior Credit Facilities (the "Closing Date"). The Borrower agrees to actively assist Wachovia and WCM in completing a timely and orderly syndication of the Senior Credit Facilities that is mutually satisfactory to Wachovia, WCM and the Borrower. Such assistance shall include, but not be limited to, (a) direct contact during the syndication between senior management, representatives and advisors of the Borrower, on the one hand, and

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the proposed Lenders, on the other hand, (b) assistance in the preparation of confidential information memoranda for the Senior Credit Facilities and other marketing materials to be used in connection with the syndication, (c) the hosting, with Wachovia and WCM, of one or more meetings of prospective Lenders, and (d) obtaining, at the Borrower's expense, monitored ratings from Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Group ("S&P") and participating actively in the process of securing such ratings, including having senior management of the Borrower meet with such rating agencies. Wachovia reserves the right to engage the services of WCM and other of its affiliates in furnishing the services to be performed by Wachovia and WCM as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to them in such manner as they and their affiliates may agree in their sole discretion. The Borrower agrees that Wachovia and WCM may share with any of their affiliates and advisors any information related to the Senior Credit Facilities or any other matter contemplated hereby, on a confidential basis.

         In connection with all aspects of the Transactions, the Borrower acknowledges and agrees that the Borrower, on the one hand, and Wachovia, WCM and each affiliate thereof, on the other hand, have an arm's-length business relationship that creates no fiduciary duty on the part of Wachovia, WCM or any such affiliate.

         The Borrower hereby represents and warrants that (a) all information, other than the Projections (as defined below), which has been or is hereafter made available to Wachovia, WCM or the Lenders by the Borrower, its subsidiaries or affiliates or any of their respective representatives in connection with the Transactions ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (b) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to Wachovia, WCM or the Lenders by the Borrower, its subsidiaries or affiliates or any of their respective representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. The Borrower agrees to furnish Wachovia and WCM with such Information and Projections as Wachovia or WCM may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date so that the representation and warranty in the preceding sentence is correct on such date (including, without limitation, updating the Projections to the extent the Borrower becomes aware that such Projections have become materially inaccurate or have been prepared based upon assumptions that the Borrower believes are no longer reasonable). In arranging and syndicating the Senior Credit Facilities, Wachovia and WCM will be using and relying on the Information and the Projections without independent verification thereof.

         The Borrower agrees to (a) pay or reimburse Wachovia, WCM and their affiliates for all of their reasonable fees and out-of-pocket expenses (including, without limitation, all CUSIP fees for registration with the Standard & Poor's CUSIP Service Bureau (the "CUSIP Bureau")) incurred in connection with the Transactions; provided that such fees and expenses (other than the fees set forth in the Fee Letter) shall not exceed $45,000, and (b) pay the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to Wachovia and WCM, in connection with the Transactions; provided that such fees shall not exceed $150,000, in each case, whether or not the Senior Credit Facilities are closed or any credit is extended thereunder. The Borrower also agrees to indemnify and hold harmless Wachovia, WCM and their respective affiliates, directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, suits, losses, claims, damages and liabilities of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the

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Transactions, including, without limitation, the execution of definitive credit documentation and the syndication and closing of the Senior Credit Facilities, and will reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom; provided, however, that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence, bad faith or willful misconduct. The provisions of this paragraph shall survive closing of the Senior Credit Facilities and any termination of this Commitment Letter.

         This Commitment Letter is addressed solely to the Borrower, and neither Wachovia and WCM, on the one hand, nor the Borrower, on the other hand, shall be liable to the other or any other person for any consequential or punitive damages that may be alleged as a result of this Commitment Letter or any of the Transactions. This Commitment Letter is not intended to confer any obligations to or benefits upon any third party. The provisions of this paragraph shall survive closing of the Senior Credit Facilities and any termination of this Commitment Letter.

         This Commitment Letter and the Fee Letter, together with the contents hereof and thereof, are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained in connection with the Transactions or as otherwise required by law, regulatory authority or stock exchange rules, may not be disclosed by you in whole or in part to any person or entity without our prior written consent; provided that it is understood and agreed that you may disclose, after your acceptance of this Commitment Letter and the Fee Letter, such documents (excluding the Fee Letter) in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges (including any public disclosure requirements). This Commitment Letter and the Fee Letter, together with the contents hereof and thereof, and all Information and Projections that have been or are hereafter made available to us by the Borrower, its subsidiaries or affiliates or any of their respective representatives in connection with the Transactions, are confidential and, except for the disclosure hereof or thereof on a confidential basis to our accountants, attorneys and other professional advisors retained in connection with the Transactions or as otherwise required by law or regulatory authority, may not be disclosed by us in whole or in part to any person or entity without your prior written consent; provided that it is understood and agreed that (a) we may disclose the Term Sheet to prospective Lenders or hedge providers and (b) this Commitment Letter, the Fee Letter, the Information and the Projections may be disclosed in any action or proceeding relating to this Commitment Letter or the Fee Letter or the enforcement of our rights hereunder or thereunder. In addition, Wachovia and WCM shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facilities in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you; provided, however, any information made public by Wachovia or WCM through any marketing, press releases or other transactional announcements or updates shall not be deemed confidential. Prior to the Closing Date, Wachovia and WCM shall have the right to review and approve any public announcement or public filing made by you or your representatives after the date hereof relating to the Senior Credit Facilities or to Wachovia or WCM in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed); provided that is acknowledged and agreed that upon delivery of such public announcement or public filing to the appropriate persons at Wachovia, such approval shall be deemed given if Wachovia has not approved or dissented to such public announcement or public filing within twenty-four (24) hours after receipt thereof.

         Wachovia hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow Wachovia and the other Lenders to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Wachovia and each Lender.

         This Commitment Letter (and the Term Sheet attached hereto) (a) shall be governed by and construed in accordance with the internal laws of the State of New York, (b) together with the Fee Letter constitutes the entire agreement between the parties relating to the subject matter hereof and thereof and supersedes any previous agreement, written or oral, between the parties with respect to the subject matter hereof and thereof, (c) shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, but shall not be assigned in whole or in part by the Borrower without the prior written consent of Wachovia and WCM, or by Wachovia without the prior written consent of the Borrower, (d) may not be amended, assigned or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto, (e) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits on, or create any rights in favor of, any other person or entity and (f) may be executed and delivered (i) in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement and (ii) by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

         This Commitment Letter shall terminate at 5:00 p.m. (EDT) on April 27, 2007, unless this Commitment Letter and Fee Letter are accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of (a) Wachovia or WCM discovering or becoming aware of any information not previously disclosed to it that it believes, in the exercise of its reasonable judgment, to be materially inconsistent with its understanding, based on the information provided to it by or on behalf of the Borrower or any of its subsidiaries, affiliates, officers, directors or representatives prior to the date hereof, of the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, (b) the occurrence of any event which has had, or could reasonably be expected to have, a material adverse change in the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries and
(c) 5:00 p.m. on July 15, 2007, if the Closing Date shall not have occurred by such time.

         If you are in agreement with the foregoing, please sign this Commitment Letter and return it to Wachovia, together with an executed copy of the Fee Letter.


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[Company]
[----- --, -----]
Page 8

            Commitment Letter


                 Sincerely,

                 WACHOVIA BANK, NATIONAL ASSOCIATION


                 By:
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                 Name:
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                 Title:
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                 WACHOVIA CAPITAL MARKETS, LLC


                 By:
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                 Name:
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                 Title:
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Agreed to and accepted as of the date first above written:


RIVIERA HOLDINGS CORPORATION


By:
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Name:
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Title:
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